Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:

Judy Davies, VP, Investor Relations and Marketing Communications

+1 408-864-7549

judy.davies@verigy.com

Verigy Reports Third Quarter 2009 Financial Results;

Sequential Revenue Increase of 23%

CUPERTINO, Calif., Aug. 20, 2009 – Verigy Ltd. (NASDAQ: VRGY), a premier semiconductor test company, today reported financial results for its third quarter, ended July 31, 2009. Revenue for the third quarter was $87 million, an increase of $16 million, or 23 percent, from the prior quarter, and a decrease of $92 million, or 51 percent, from the prior year period.

Net loss for the third quarter was $21 million, or ($0.35) per share, compared to a net loss of $30 million, or ($0.52) per share, last quarter, and net income of $18 million, or $0.29 per share, in the prior year period.

The results for the third quarter included approximately $7 million of charges related to the company’s restructuring and manufacturing transition actions, charges related to the company’s acquisition of Touchdown Technologies, and an impairment charge for an auction rate security. After excluding these charges, Verigy reported a non-GAAP net loss of $14 million, or ($0.24) per share, for its third quarter of fiscal 2009.

A reconciliation between GAAP and non-GAAP operating results is provided following the financial statements that are part of this press release. Non-GAAP results include the impact of share-based compensation of $4.9 million, but exclude the impact of the restructuring, transition, acquisition, and impairment charges noted above.

“While the recession continues to present challenges for the semiconductor industry, we are confident that Verigy remains in a strong competitive position,” said Keith Barnes, Verigy chairman, chief executive officer and president. “We believe Verigy can capture additional market share with our new V101 low-cost SOC system, our V6000 Flash/DRAM system and our acquisition of Touchdown Technologies’ advanced probe cards.”

“During the quarter, we continued our progress in reducing our breakeven point, significantly improved our gross margin performance and cash usage, and considerably strengthened the balance sheet with our convertible debt issuance” said Bob Nikl, Verigy chief financial officer. “We remain committed to improving our business model and maintaining our ability to invest in new products and technologies.”

Outlook for Q4 2009

For the fourth quarter ending October 31, 2009, the company is providing the following outlook:

•	Revenue is expected to be in the range of $90 million to $100 million.

•	Loss per share on a GAAP basis is expected to be in the range of ($0.32) to ($0.24).

•	After excluding restructuring and manufacturing transition-related charges, loss per share on a non-GAAP basis is expected to be in the range of ($0.25) to ($0.17).

•	Share-based compensation expense is expected to be between $4.7 to $4.9 million.

Conference Call and Webcast

Verigy’s management will present more details on its third quarter fiscal year 2009 financial results on a conference call with investors today beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at http://investor.verigy.com and select “Q3 FY’09 Verigy Earnings Conference Call” in the “Webcasts & Presentations” section. The webcast will remain available on the company’s web site for fourteen days.

A telephone replay of the conference call will be available from 4:30 p.m. (Pacific) today through September 3, 2009. The replay number is +1 888-286-8010 toll-free, or international callers may dial +1 617-801-6888; enter pass code 97903801.

About Verigy

Verigy provides advanced semiconductor test systems and solutions used by leading companies worldwide in design validation, characterization, and high-volume manufacturing test. Verigy offers scalable platforms for a wide range of system-on-chip (SOC) test solutions, and memory test solutions for Flash, DRAM including high-speed memories, as well as multi-chip packages (MCP). Verigy also provides advanced analysis tools that accelerate design debug and yield ramp processes. Additional information about Verigy can be found at www.verigy.com.

Forward-Looking Statements

This earnings release contains forward-looking statements, including statements about expenses, and our expected revenue and loss per share. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The risks and uncertainties include, but are not limited to, uncertainty surrounding the timing and strength of the global economic recovery and the impact on our industry, the strength of our customers’ businesses and unforeseen changes in the demand for current and new products and technologies. Additional factors that may cause results to differ materially from those in the forward-looking statements are discussed in our most recent SEC filings. In those filings you will find descriptions of risk factors that could affect our future results. These forward-looking statements are only valid as of this date, and Verigy undertakes no duty to update any forward-looking statements.

Information About Non-GAAP Measures

Verigy is supplementing its financial results presented on a GAAP basis by providing non-GAAP measures to evaluate the operating performance of the company. Non-GAAP net loss for the quarter ended July 31, 2009 excludes the effects of charges for the company’s previously announced restructuring actions and manufacturing transition, and charges related to the company’s acquisition of Touchdown Technologies, as well as additional impairment charges for auction rate securities. Since management finds the non-GAAP information to be useful, the company believes that its investors may also benefit from seeing the company’s results “through the eyes” of management in addition to seeing its GAAP results. This information also facilitates management’s internal comparisons to historical operating results as well as to the operating results of its competitors. A reconciliation between the company’s GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures.

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VERIGY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2009	2008	2009	2008
Net revenue:
Products	$58	$138	$133	$423
Services	29	41	93	118

Total net revenue	87	179	226	541

Cost of sales:
Cost of products (*)	32	67	98	202
Cost of services (*)	20	29	62	86

Total cost of sales	52	96	160	288

Operating expenses:
Research and development (*)	25	27	70	78
Selling, general and administrative (*)	29	40	88	116
Restructuring charges	1	1	7	1

Total operating expenses	55	68	165	195

(Loss) income from operations	(20)	15	(99)	58
Interest income and other	1	6	4	17
Impairment of investments	(2)	—	(16)	(2)

(Loss) income before income taxes	(21)	21	(111)	73
Provision for income taxes	—	3	4	9

Net (loss) income	$(21)	$18	$(115)	$64

Net (loss) income per share- basic:	$(0.35)	$0.30	$(1.96)	$1.06

Net (loss) income per share- diluted:	$(0.35)	$0.29	$(1.96)	$1.05

Weighted average shares (presented in thousands) used in computing net (loss) income per share:
Basic	58,583	60,003	58,307	59,962
Diluted	58,583	60,853	58,307	60,760

* Share-based compensation expense by function:
Cost of products	$0.6	$0.6	$1.6	$1.6
Cost of services	$0.3	$0.2	$0.9	$0.7
Research and development	$0.6	$0.5	$1.6	$1.5
Selling, general and administrative	$3.4	$3.0	$10.0	$8.6

VERIGY LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

(Unaudited)

	July 31, 2009	October 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$281	$144
Short-term marketable securities	104	196
Trade accounts receivable, net	35	74
Inventory	64	78
Other current assets	43	46

Total current assets	527	538

Property, plant and equipment, net	40	42
Long-term marketable securities	57	71
Goodwill and other intangibles, net	20	18
Other long-term assets	61	65

Total assets	$705	$734

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$36	$65
Employee compensation and benefits	28	41
Deferred revenue, current	26	53
Income and other taxes payable	3	3
Other current liabilities	17	34

Total current liabilities	110	196

Long-term liabilities:
Convertible notes	138	—
Income taxes payable	14	13
Other long-term liabilities	41	36

Total liabilities	303	245

Shareholders’ equity
Ordinary shares, no par value, 58,727,123 and 57,822,242 issued and outstanding at July 31, 2009 and October 31, 2008, respectively
Additional paid in capital	424	406
Retained earnings	(11)	105
Accumulated other comprehensive loss	(11)	(22)

Total shareholders’ equity	402	489

Total liabilities and shareholders’ equity	$705	$734

VERIGY LTD.

RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET (LOSS) INCOME

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	July 31, 2009	EPS	July 31, 2009	EPS
GAAP net loss	$(21)	$(0.35)	$(115)	$(1.96)
Non-GAAP adjustments:
Restructuring charges in cost of sales	1.0	0.02	4.6	0.08
Restructuring charges in operating expenses	1.1	0.02	7.4	0.12
Impairment of auction rate securities	1.5	0.03	9.1	0.16
Impairment of cost method investment	—	—	6.2	0.11
Non-Recurring operating expenses	—	—	2.6	0.05
Acquisition related charges in cost of sales	—	—	0.2	—
Acquisition related charges in operating expenses	3.9	0.06	4.0	0.07
Transition related charges in cost of sales	0.6	0.01	0.6	0.01
Transition related charges in operating expenses	0.1	—	0.1	—
Tax impact for transfer of intellectual property	—	—	1.2	0.02
Tax impact related to acquisition	(1.5)	(0.03)	(1.5)	(0.03)

Non-GAAP net loss	$(14)	$(0.24)	$(80)	$(1.37)

	Three Months Ended		Nine Months Ended
	July 31, 2008	EPS	July 31, 2008	EPS
GAAP net income	$18	$0.29	$64	$1.05
Non-GAAP adjustments:
Restructuring charges in cost of sales	1.2	0.02	0.2	—
Restructuring charges in operating expenses	0.9	0.02	1.1	0.02
Separation related costs in cost of sales	0.0	—	0.1	—
Acquisition related charges in cost of sales	0.3	—	0.6	0.01
Acquisition related charges in operating expenses	—	—	0.0	—
FX gain relating to remeasurement of taxes	(2.4)	(0.04)	(2.4)	(0.04)
Non-Recurring operating expenses	—	—	(0.1)	—

Non-GAAP net income	$18	$0.29	$64	$1.04